UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Apio, Inc., a wholly-owned subsidiary of the registrant (“Apio”), and CF Equipment Loans, LLC (“CF”) have entered into a Loan Agreement dated February 26, 2016 (the “Loan Agreement”). CF is the successor-in-interest to General Electric Capital Corporation (“GE Capital”) with respect to a series of loans and loan commitments made by GE Capital to Apio beginning in April 2012. The Loan Agreement formalizes a loan commitment made by GE Capital pursuant to a commitment letter dated May 15, 2015, as described in the registrant’s Form 8-K dated May 21, 2015. Under the Loan Agreement, Apio borrowed a total of $16.8 million, consisting of a $9.1 million loan to finance equipment purchases (the “Equipment Loan”) and a $7.7 million loan to expand and improve Apio’s real property in Hanover, Pennsylvania (the “Real Estate Loan” or, collectively with the Equipment Loan, the “Loans”). Of the proceeds of the Loans, $14.8 million was used to refinance existing short-term indebtedness incurred primarily in connection with this property expansion and improvement project and equipment purchases and $2.0 million will primarily be used for additional equipment purchases.

The Loans bear interest at a rate equal to the one-month LIBOR rate plus 2.25%. The Equipment Loan has a 5-year term with a 7-year amortization schedule, and the Real Estate Loan has a 10-year term with a 20-year amortization schedule, each with a balloon payment due at the end of the term. The Loans are secured by the equipment financed by the Equipment Loan and by Apio’s real property located in Guadalupe, California, Hanover, Pennsylvania, Bowling Green, Ohio and Rock Hill, South Carolina. All of Apio’s payment obligations under the Loans have been guaranteed by the registrant.

The foregoing description of the terms of the Loans is only a summary and is qualified in its entirety by reference to the Loan Agreement, the Promissory Notes each dated February 26, 2016 relating to the Equipment Loan and the Real Estate Loan, and the Guaranty dated February 26, 2016 between the registrant and CF, which are filed as Exhibits 10.1 through 10.4, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Loan Agreement among Apio, Inc., Apio Cooling LP and CF Equipment Loans, LLC.

10.2	Promissory Note dated February 26, 2016 in the amount of $9,089,389.88 issued by Apio to CF Equipment Loans, LLC.

10.3	Promissory Note dated February 26, 2016 in the amount of $7,686,000 issued by Apio to CF Equipment Loans, LLC.

10.4	Guaranty dated February 26, 2016 between the registrant and CF Equipment Loans, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2016

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement among Apio, Inc., Apio Cooling LP and CF Equipment Loans, LLC.

10.2	Promissory Note dated February 26, 2016 in the amount of $9,089,389.88 issued by Apio to CF Equipment Loans, LLC.

10.3	Promissory Note dated February 26, 2016 in the amount of $7,686,000 issued by Apio to CF Equipment Loans, LLC.

10.4	Guaranty dated February 26, 2016 between the registrant and CF Equipment Loans, LLC.